UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 23, 2006


                          SECURITY FEDERAL CORPORATION
              (Exact name of registrant as specified in its charter)

        South Carolina                 0-16120                 57-0858504
    ---------------------         ------------------         ---------------
   (State or other jurisdiction      (Commission             (IRS Employer
        of incorporation)             File Number)         Identification No.)


1705 Whiskey Road South, Aiken, South Carolina                     29801
----------------------------------------------               ---------------
(Address of principal executive offices)                        (Zip Code)

      Registrant's telephone number (including area code):  (803) 641-3000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.


[ ]  Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On January 23, 2006, Security Federal Corporation issued its earnings release for the quarter and nine months ended December 31, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

      (c)   Exhibits

      99.1  Press Release of Security Federal Corporation dated January 23,
            2006.


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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                    SECURITY FEDERAL CORPORATION


Date: January 23, 2006              By:/s/Roy G. Lindburg
                                       ----------------------------------
                                       Roy G. Lindburg
                                       Treasurer and Chief Financial Officer

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                               Exhibit 99.1

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NEWS RELEASE


           SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN THIRD
                             QUARTER EARNINGS

Aiken, South Carolina (January 23, 2006) - Security Federal Corporation (OTCBB:SFDL), the holding company of Security Federal Bank, today announced earnings for the third quarter of its fiscal year ending March 31, 2006. The Company reported net income of $958,000 or $0.38 per share (basic) for the three months ending December 31, 2005, a 5.1% increase from net income of $912,000 or $0.36 per share (basic) for the three months ending December 31, 2004. For the nine months ending December 31, 2005, net income increased 12.9% to $2.8 million or $1.12 per share (basic) from $2.5 million or $1.00 per share (basic) for the nine months ending December 31, 2004. The increase in net income is a result of a $612,000 and $1.8 million increase in net interest income offset partially by a $492,000 and $1.3 million increase in general and administrative expenses and a $112,000 and $353,000 increase in the provision for income taxes for the three and nine months ending December 31, 2005, respectively when compared to the same periods ending December 31, 2004.

Total assets at December 31, 2005 were $629.0 million compared to $586.0 million at March 31, 2005, an increase of 7.3% for the nine-month period. Net loans receivable increased $38.4 million or 12.1% to $355.3 million at December 31, 2005 from $316.9 million at March 31, 2005. Total deposits were $450.2 million at December 31, 2005 compared to $430.3 million at March 31, 2005, an increase of 4.6%. Federal Home Loan Bank advances and other borrowings increased $20.9 million or 17.8% to $138.6 million at December 31, 2005 from $117.6 million at March 31, 2005.

Security Federal Bank has 11 full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia, South Carolina. Subsequent to the quarter ended December 31, 2005, the Bank opened an additional full service branch on the south side of Aiken located at 2587 Whiskey Road in the Aiken Exchange shopping center.
Additional financial services are provided by three of the Bank's wholly owned subsidiaries, Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc.


                           Safe-Harbor Statement

The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in the Company's filings with the Securities and Exchange Commission.

For additional information contact Roy Lindburg, Chief Financial Officer, at
(803) 641-3070

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